SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 22, 2004
                                                       (April 22, 2004)

                                 Arch Coal, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                   1-13105                43-0921172
----------------------------- ---------------------         ----------
(State or other jurisdiction (Commission File Number)     (I.R.S. Employer
    of incorporation)                                    Identification No.)


            One CityPlace Drive, Suite 300, St. Louis, Missouri 63141
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (314) 994-2700











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Item 5. Other  Events.

     On April 22, 2004, Arch Coal, Inc. (the "Company"), announced via press release that its Board of Directors has approved an increase in the quarterly dividend from $0.0575 to $0.08 per common share. The dividend is payable June 15 to shareholders of record on June 4.


Item 7.  Exhibits.

         (c) The following Exhibit is filed with this Current Report on Form
8-K:

             Exhibit No.               Description
               99                      Press Release dated as of April 22, 2004


























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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 22, 2004                      ARCH COAL, INC.



                                            By:   /s/ Robert G. Jones
                                               ---------------------------
                                               Robert G. Jones
                                               Vice  President - Law,
                                                General Counsel and Secretary



























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                                  EXHIBIT INDEX


Exhibit No.                 Description
-----------                ------------
99                         Press Release dated as of April 22, 2004


































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                                                                      Exhibit 99
News from
Arch Coal, Inc.
--------------------------------------------------------------------------------
                                                        FOR FURTHER INFORMATION:

                                                 Media - Kim Link (314) 994-2936

                                                           FOR IMMEDIATE RELEASE
                                                                  April 22, 2004

               Arch Coal Announces 39% Common Dividend Increase,
                           Declares Preferred Dividend

     ST. LOUIS (April 22, 2004) - Arch Coal, Inc. (NYSE:ACI) today announced that its Board of Directors has approved an increase in the quarterly cash dividend from $0.0575 to $0.08 per common share. The dividend is payable June 15 to shareholders of record on June 4. On March 31, 2004, the company had approximately 54.5 million common shares outstanding.

     "We believe that Arch is well positioned to benefit from a long and sustained period of growth in U.S. coal demand," said Steven F. Leer, president and chief executive officer of Arch Coal. "Today's announcement reflects the Board's confidence in Arch's future prospects and growth potential."

     In addition, Arch's Board of Directors also declared a quarterly dividend of $0.625 per share on the company's preferred stock (NYSE:ACI_p). The preferred dividend is payable July 30 to shareholders of record on July 16.

     St. Louis-based Arch Coal is one of the nation's largest coal producers and mines low-sulfur coal exclusively. Through its subsidiary operations in West Virginia, Kentucky, Virginia, Wyoming, Colorado and Utah, Arch provides the fuel for approximately 6 percent of the electricity generated in the United States.

                                      # # #

Forward-Looking Statements: Statements in this press release which are not statements of historical fact are forward-looking statements within the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available to, and expectations and assumptions deemed reasonable by, the company. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those projected in the statements. These expectations, assumptions and uncertainties include: the company's expectation of continued growth in the demand for electricity; belief that legislation and regulations relating to the Clean Air Act and the relatively higher costs of competing fuels will increase demand for its compliance and low-sulfur coal; expectation of continued improved market conditions for the price of coal; expectation that the company will continue to have adequate liquidity from its cash flow from operations, together with available borrowings under its credit facilities, to finance the company's working capital needs; a variety of operational, geologic, permitting, labor and weather related factors; and the other risks and uncertainties which are described from time to time in the company's reports filed with the Securities and Exchange Commission.